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                                                                   Exhibit 99.13

                                1989 STOCK OPTION PLAN

                                          OF

                            DUTY FREE INTERNATIONAL, INC.

                     (Unofficial Restatement as of May 20, 1994)


1.  PURPOSE

         This plan, which shall be known as the "1989 Stock Option Plan" (the "Plan"), is intended to attract, retain and motivate key employees and/or directors of Duty Free International, Inc. (the "Parent Company") and of any subsidiaries presently existing or which may be formed in the future, by providing them with a means to acquire a proprietary interest or to increase their proprietary interest in the Company's success.

         The term "key employee(s)" when used in this Plan shall include all executive officers and managerial staff of the Company, as well as any other employees who make a valuable contributions to the Company.

2.  ADMINISTRATION

         The Plan shall be administered by a committee (the "Committee") appointed from and by the Board of Directors of the members, each of whom shall be a director of the Company who is a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Directors who serve on the Committee shall not be eligible for grants of options under the Plan, except for grants of Non-Employee Director Options under Section 4 hereof. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by additions made by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. The Committee shall act by majority agreement of its members or by consents or approvals reduced to writing and signed by a majority of its members.

         Except as limited under Section 4 hereof, the Committee is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations and to appoint such agents as it deems appropriate for the proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with the Plan or the options granted hereunder as it deems necessary or advisable. The Committee shall, from time to time, award options under Section 3 hereof upon such terms and conditions as it deems necessary or desirable, subject to the provisions of the plan.

         The total amount of Common Stock which may be delivered on exercise of options granted under the Plan, including portions granted under Section 3 hereof (the


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"Employee Options") and options granted under Section 4 hereof (the
"Non-Employee Director Options," and, together with Employee Options, the "Options"), shall not exceed in the aggregate Two Million Six Hundred Thousand (2,600,000) shares (which amount reflects adjustments through May 20, 1994) of the Company's Common Stock, par value $.01 per share, subject to adjustment under Section 10 hereof. The stock to be delivered upon exercise of any Option shall be shares of the Parent Company's Common Stock, which may be either authorized and unissued shares or treasury shares (including shares reacquired for the purpose of delivery upon exercise of Plan options). Shares subject to the unexercised portion of any terminated or expired Options may again become subject to Options under the Plan. Other provisions of the Plan notwithstanding, the number of shares with respect to which Employee Options may be granted to any one person during any fiscal year of the Company shall be 250,000.

3.  EMPLOYEE OPTIONS

         3.1. AWARD OF EMPLOYEE OPTIONS. The Committee, at any time and from time to time, may grant Employee Options under the Plan to any key employee (an "Optionee"), including an employee who also serves as a director or officer of the Company, exercisable for such number of shares of Common Stock as the Committee shall designate (the "Option Shares"), subject to the provisions of this Section 3. The date on which an Employee Option shall be granted shall be the date of the Committee's authorization of such grant or such later date as may be determined by the Committee at the time such grant is authorized (a "Grant Date"). Any Optionee at any one time and from time to time may hold more than one option granted under the Plan or under any other stock plan of the Parent Company. Each Employee Option shall be a non-qualified stock option and shall be evidenced by a stock option agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

         3.2. EMPLOYEE OPTION PRICE. The purchase price per share upon exercise (the "Option Price") of each Employee Option granted pursuant to this Plan shall be determined by the Committee in its sole and absolute discretion, but shall not be less than the fair market value per share on the date of the grant. During any time the Parent Company's Common Stock is not listed on an established stock exchange, the fair value per share shall be the reported "bid" price of the Common Stock in the over-the-counter market on the date preceding the date of the grant as reported by the National Association of Securities Dealers, Inc. If the stock is listed on an established stock exchange or exchanges, its fair market value shall be deemed to be the highest closing price of the Parent Company's Common Stock on that stock exchange or exchanges on the date preceding the date of the grant, or, if no sale of the Parent Company's Common Stock shall have been made on any stock exchange on that day, then on the next preceding day on which there was a sale.

         3.3.  TERM OF EMPLOYEE OPTION; VESTING.  Subject to the provisions of
Section 5, any Employee Option granted pursuant to this Plan shall be exercisable by an Optionee only as follows:


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         (a)   on or after the first anniversary of the Grant Date, the
Optionee may exercise the option for up to one-third (1/3) of the Option Shares;

         (b) on or after the second anniversary of the Grant Date, the Optionee may exercise the option for up to two-thirds (2/3) of the Option Shares, reduced by the amount of any Option Shares already purchased by the Optionee; and

         (c) on or after the third anniversary of the Grant Date, the Optionee may exercise the option for up to the entire amount of the Option Shares, reduced by the number of Option Shares already purchased by the Optionee.

         Any Employee Option granted pursuant to this Plan shall terminate no later than ten years after the Grant Date. Notwithstanding anything in this Plan to the Contrary, no fractional shares shall be issued, sold or otherwise transferred by the Parent Company, and any computations relating to shares subject to an Employee Option shall be rounded either up or down to the nearest whole number in the sole and absolute discretion of the Committee.

         3.4. PAYMENTS FOR OPTIONS. The Option Price of an Employee Option shall become immediately due upon exercise of the Option and shall be payable in full in cash or cash equivalents; provided, however, that the Committee shall have the authority, exercisable at its discretion, either at the time the Option is granted or at the time it is exercised, to make the Option Price payable in one or more of the alternative forms specified below:

         (a) full payment in shares of Common Stock having a fair market value on the date of exercise equal to the Option Price; or

         (b) a combination of shares of Common Stock valued at fair market value on the date of exercise and cash or cash equivalents, equal in the aggregate to the Option Price.

4.  NON-EMPLOYEE DIRECTOR OPTIONS

         4.1. AUTOMATIC ANNUAL AWARD OF NON-EMPLOYEE DIRECTOR OPTIONS. An Option to purchase the number of shares of Common Stock determined in accordance with this Section 4.1 will be granted each year at the close of business on the date on which directors (or a class of directors if the Company then has a classified Board) are elected or reelected by the Company's stockholders (a "Grant Date"), to each person who is then a Non-Employee Director (as defined in
Section 4.2 hereof) (an "Optionee"); provided, however, that a person may be granted Non-Employee Director Options under this Section 4 only one time during any one calendar year. The number of shares of Common Stock purchasable upon exercise of the Option granted to a Non-Employee Director pursuant to this
Section 4.1 shall be 1,000, plus an additional 5,000 if the Non-Employee Director then serves on any of the Audit, Compensation, Executive, or Nominating Committees of the Board of Directors, plus an additional 2,500 if the Non-Employee Director serves on three or more of such Committees. Non-Employee Director Options granted


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under the Plan shall be non-qualified stock options which shall be evidenced by a stock option agreement in such form and containing such provisions not inconsistent with the Plan as the Committee from time to time shall approve.

         4.2. ELIGIBLE NON-EMPLOYEE DIRECTORS. Each director of the Parent Company who, on any date on which a Non-Employee Director Options is to be granted (as specified in Section 4.1 hereof), is not an employee of the Company will be eligible to receive such Option. The foregoing notwithstanding, no director who is serving on the Board as a result of a nomination or appointment pursuant to the terms of any debt instrument, preferred stock, underwriting agreement, or other contract entered into by the Parent Company will be eligible to participate in the Plan. No person other than those specified in this
Section 4.2 may receive Non-Employee Director Options under the Plan.

         4.3. NON-EMPLOYEE DIRECTOR OPTION PRICE. The Option Price of each Non-Employee Director Option granted pursuant to this Plan shall be equal to the fair market value per share on the date of the grant, determined in the manner specified in the second and third sentences of Section 3.2 hereof.

         4.4. TERM OF NON-EMPLOYEE DIRECTOR OPTION; VESTING. Subject to the provisions of Section 5, any Non-Employee Director Option granted pursuant to this Plan shall be exercisable by an Optionee only at the times set forth in paragraphs (a), (b), and (c) of Section 3.3 hereof, and each Non-Employee Director Option granted pursuant to this Plan shall terminate ten years after the Grant Date. Notwithstanding anything in this Plan to the contrary, no fractional shares shall be issued, sold or otherwise transferred by the Parent Company, and any computations relating to shares subject to a Non-Employee Director Option shall be rounded down to the nearest whole number of shares.

         4.5. PAYMENTS FOR OPTIONS. The Option Price of a Non-Employee Director Option shall become immediately due upon exercise of the Option and shall be payable in full in cash or cash equivalents; provided, however, that the Option Price may be paid in one or more of the alternative forms specified below:

         (a) full payment in shares of Common Stock having a fair market value on the date of exercise equal to the Option Price; or

         (b) a combination of shares of Common Stock valued at fair market value on the date of exercise and cash or cash equivalents, equal in the aggregate to the Option Price.

         4.6. LIMITATION ON COMMITTEE AUTHORITY. The Committee shall have no authority under the Plan to make any determination or take any other action affecting or relating to Non-Employee Director Options, except for ministerial or administrative actions that would


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not cause Non-Employee Director Options to fail to qualify as "formula" awards under Rule 16b-3(c)(2)(ii) under the Exchange Act.

5. EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE AS A DIRECTOR, DEATH OR DISABILITY

         5.1. TERMINATION OF EMPLOYMENT OR SERVICE AS A DIRECTOR. Except as otherwise provided by the Committee in connection with grants of Employee Options to persons not then required to file reports under Section 16(a) of the Exchange Act, in the event of the termination of employment or, in the case of a Non-Employee Director, cessation of service on the Board of Directors of an Optionee (otherwise than by reason of death or disability of the Optionee, as described below), any Option or Options granted to the Optionee under the plan to the extent not theretofore exercised shall be deemed canceled and terminated forthwith. The transfer of an Optionee from the employ of the Parent Company to a subsidiary corporation or vice versa or from one subsidiary corporation of the Parent Company to another shall not be deemed to constitute a termination of employment for purposes of this Plan.

         5.2. DEATH. In the event that an Optionee shall die while employed by the Company or serving as a Non-Employee Director, any Option or Options granted to the Optionee under the Plan and theretofore exercised or expired shall be exercisable in full by the estate of the Optionee or by any person who has acquired such Option by bequest or inheritance from the Optionee at any time within one (1) year after the death of the Optionee (but in no event shall such Option be exercisable after its stated expiration date).

         5.3. DISABILITY. In the event of the termination of an Optionee's employment or service as a Non-Employee Director by reason of the Optionee's disability, the Optionee shall have the right to exercise in full all Options held to the extent that Options have not previously expired or been exercised, at any time within one (1) year after such termination (but in no event shall such Option be exercisable after its stated expiration date). The term "disability" shall, for the purposes of the Plan, be defined in the same manner as such term is defined in Section 105(d)(4) of the Internal Revenue Code of 1986, as amended (the "Code").

         5.4. LEAVE OF ABSENCE. Whether any leave of absence shall constitute termination of employment for the purposes of any Employee Option granted under the Plan shall be determined in each case by the Committee in its sole discretion.

         5.5. ADDITIONAL POST-TERMINATION EXERCISE PROVISION. The provisions of Sections 5.1, 5.2, and 5.3 notwithstanding, the Committee may specify as a term of any Employee Option (i) that, upon termination of employment of the Optionee for any reason that the Committee may specify, death, or disability, such Employee Option to the extent not theretofore exercised may be exercised at any time within a period of three (3) years (or such lesser period as the Committee may specify) after such termination, death, or disability (but in no event shall such Option be exercisable after its stated expiration date), and
(ii) that, during such


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period following termination, death, or disability, such Employee Option either shall be exercisable only to the extent it was exercisable on the date of termination, death, or disability, shall continue to vest and become exercisable in accordance with Section 3.3 hereof, or shall be fully exercisable as of the date of termination, death, or disability, the provisions of Section 3.3 notwithstanding. No Option granted under the Plan may be exercised by an Optionee who is not then employed by the Company or serving as a director except within a period specified in or under Sections 5.1, 5.2, 5.3, or 5.5 hereof.

6.  NON-TRANSFERABILITY

         6.1. GENERALLY. Except as provided in Section 6.2, no Option granted pursuant to the Plan or other right under the Plan that constitutes a "derivative security" as defined in Rule 16a-1(c) under the Exchange Act shall be transferable by an Optionee and any such Option or right granted pursuant to the Plan will shall be exercisable only by such Optionee except as set forth in
Section 5.2.

         6.2. PERMITTED TRANSFERS. Notwithstanding anything to the contrary set forth in Section 6.1, any Optionee to whom an Option is granted pursuant to the Plan, other than an Optionee who, at the time a transfer is to be made under this Section 6.2, is required to report transactions in Common Stock under
Section 16(a) of the Exchange Act, shall have the right to transfer such Option to the spouse of the Optionee (a "Permitted Transferee"), provided, however, that an Option transferred by any Optionee to any Permitted Transferee shall continue to be subject to all of the terms and conditions of the Plan and, as a condition to the effectiveness of the transfer of such Option, any Permitted Transferee to whom an Option is transferred shall execute an acknowledgment to the effect that any such Option and such Permitted Transfer shall thereafter be subject to all of the terms and conditions of the Plan, and provided further that no such transfers shall be authorized if such authority would cause Options to be treated as "transferable" for purposes of the registration requirements under the Securities Act of 1933, as amended. No such Permitted Transferee shall be deemed an "Optionee" for purposes of the Plan, and the Options of such Permitted Transferee shall be subject to all of the provisions of the Plan, including but not by way of limitation the provisions relating to the term, vesting, exercise, termination and payment of the Options of the "Optionee" from whom those Options were acquired.

7.  AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN

         The Board of Directors, upon recommendation of the Committee or at its own discretion, at any time may terminate, and at any time from time to time, and in any respect, may amend or modify, the Plan, except that such action will be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board in its discretion determines that obtaining such stockholder approval is advisable. No amendment,


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modification or termination of the Plan shall in any manner adversely affect any
Option theretofore granted under the Plan without the consent of the Optionee. The foregoing notwithstanding, any Plan provision that specifies the persons who may be granted Non-Employee Director Options, the amount and price of Non-Employee Director Options, and the timing of grants of Non-Employee Director Options, or is otherwise a "plan provision" within the meaning of Rule 16b-3(c)(2)(ii)(B) under the Exchange Act, shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

8.  FINALITY OF DETERMINATIONS

         The interpretation and construction by the Committee of any provisions of the Plan or of any Option under it shall be final, unless otherwise determined by the Board of Directors with respect to Employee Options not then held by persons required to report transactions in Common Stock under Section 16(a) of the Exchange Act or with respect to Non-Employee Director Options. No members of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it and all members of the Committee shall be entitled to indemnification and limits on their personal liability as set forth in the Parent Company's Charter and By-Laws.

9.  WITHHOLDING

         The Company shall withhold any and all employment taxes required to be withheld by Federal, State or local law from, or with respect to, any stock, cash or other property distributed or paid to any Optionee under this Plan. The Company shall have the right to withhold a sufficient amount of such Optionee's wages or other cash compensation, or require that the Optionee make a direct cash payment to the Company, sufficient to discharge the Company's withholding obligations under applicable law. Until the Company has discharged its withholding obligations, it shall have the right to refuse the issuance of, or delivery of, the stock for which the option has been exercised. The Company may make such other arrangements as it deems reasonable or convenient, consistent with this Plan, to discharge its withholding obligations under applicable law.

10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         The total number of shares of Common Stock which may be purchased on exercise of Options granted under the Plan, the total number of shares of Common Stock for which Options may be granted under the Plan, the maximum number of shares with respect to which Employee Options may be granted to any one person during any fiscal year, the number of shares to be subject to Non-Employee Director Options granted automatically under Section 4 hereof, and other rights relating to Options (both as to number of shares of Common Stock and the Option Price) shall be appropriately adjusted by the Committee for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock dividend, stock


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split or combination of shares or reclassification.  In the event of a merger or consolidation of the Parent Company, the Committee may make such adjustments or take such other action with respect to Employee Options as it deems necessary or appropriate to reflect such merger or consolidation or to act in anticipation of or in connection with such merger or consolidation including, without limitation, the substitution of new options; in such event, Non-Employee
Director Options shall be automatically adjusted in the same manner as Employee Options if and to the extent that such adjustments (and authorization thereof) would not cause Non-Employee Director Options to fail to qualify as "formula" awards under Rule 16b-3(c)(2)(ii) under the Exchange Act. The foregoing notwithstanding, all adjustments under this Section 10 shall be made so as to prevent dilution or enlargement of the rights of Optionees, and in no event shall an adjustment be made relating to a Non-Employee Director Option except as shall be necessary to maintain the proportionate interest of the Non-Employee Director with respect to such Option and to preserve, without exceeding, the value of such Option.

11. COMPLIANCE WITH RULE 16b-3

         11.1. ADDITIONAL RESTRICTIONS UNDER RULE 16B-3. Unless an Optionee then required to report transactions under Section 16(a) of the Exchange Act could otherwise transfer Common Stock issued upon exercise of an Option without incurred liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of the Option to the date of disposition of the Common Stock issued upon exercise of the Option. If the Committee authorizes the withholding of shares issued upon exercise of an Employee Option in payment of tax liabilities under Section 9 hereof, no Optionee then required to report transactions under Section 16(a) may engage in such a "cashless withholding" transaction within six months after such authorization becomes effective. These restrictions will apply in addition to any other restriction under the Plan.

         11.2. REFORMATION TO CONFORM TO RULE 16b-3. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act, such that grants of Options (and related rights) to persons then required to report transactions under Section 16(a) will be exempt and Non-Employee Directors will qualify as "disinterested persons" under Rule 16b-3(c)(2). Accordingly, if any provision of this Plan or any agreement relating to an Option does not comply with the requirements of Rule 16b-3 as then applicable to any such person, or would cause any Non-Employee Director to no longer be deemed a "disinterested person" within the meaning of Rule 16b-3, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person. In addition, the Board and the Committee shall have no authority to make any amendment, alteration, suspension, discontinuation, or termination of the Plan or any agreement hereunder or take other action if such authority or action would cause transactions under the Plan to constitute non-exempt purchases subject to
Section 16(b), or cause Non-Employee Directors to no longer be deemed "disinterested persons" under Rule 16b-3(c)(2) under the Exchange Act.


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12. RIGHT TO CONTINUED EMPLOYMENT

         Nothing in this Plan shall confer on an Optionee any right to employment or continued employment with the Company or any subsidiary, or affect in any way the right of the Company to terminate such person's employment at any time.

13. GOVERNING LAW

         The Plan and all agreements hereunder shall be construed in accordance with and governed by the internal laws of the State of Maryland.

14. EFFECTIVE DATE

         The effective date of the Plan shall be March 31, 1989. The effective date of the Amendment and Restatement of the Plan shall be February 11, 1993. Options granted under the Plan prior to February 11, 1993 shall be subject to the provisions of the Plan in effect at the time such Options were granted, except that the provisions of Section 6, as amended and restated, shall apply to such Options. The amendments to the Plan adopted as of April 12, 1994 shall be submitted to a vote of stockholders of the Company at the 1994 Annual Meeting of Stockholders of the Company, and shall become effective only upon approval thereof by the affirmative votes of the holders of a majority of voting securities present in person or represented by proxy and entitled to vote at such Meeting, or any adjournment thereof.


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